As filed with the Securities and Exchange Commission on October 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hywin Holdings Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

F3, Hywin Financial Centre

8 Yincheng Mid. Road, Pudong New District, Shanghai City

People’s Republic of China, 200120

(Address of Principal Executive Offices and Zip Code)

Restated 2018 Share Incentive Plan

Restated 2019 Share Incentive Plan

2020 Share Incentive Plan

(Full Title of the Plans)

Cogency Global Inc.
122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address of agent for service)

+1 (800) 221-0102

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value $0.0001 per share	2,250,000(3)	US$0.775(3)	US$1,743,750	US$161.65
Ordinary shares, par value $0.0001 per share	5,000,000(4)	US$3.045(4)	US$15,225,000	US$1,411.36
Total	7,250,000(5)	-	US$16,968,750	US$1,573.01

(1)	The securities to be registered hereby may be represented by American depositary shares, or ADSs, of Hywin Holdings Ltd. (the “Registrant”). Each ADS represents two ordinary shares, par value of US$0.0001 per share, of the Registrant (the “Ordinary Shares”). The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-254412).

(2)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional securities which may be offered and issued under the Registrant’s Restated 2018 Share Incentive Plan (the “2018 Plan”), Restated 2019 Share Incentive Plan (the “2019 Plan”) and 2020 Share Incentive Plan (the “2020 Plan”) (collectively, the “Plans”) to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plans.

(3)	The amount to be registered represents Ordinary Shares issuable upon exercise of outstanding options granted under the 2018 Plan and 2019 Plan. Pursuant to Rule 457(h), the corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options.

(4)	The amount to be registered represents shares available for future issuance under the 2020 Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$6.09 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Market on October 7, 2021, which is within five (5) business days prior to the date of this Registration Statement, and adjusted for the Ordinary Share-to-ADS ratio.

(5)	Any Ordinary Shares covered by an award granted under the Plans (or portion of an award) that expires, for any reason, is cancelled or terminated without having been exercise or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares which may be issued under the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*             Information required by Part I of the Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing information specified in this Part I of Form S-8 will be separately provided to the participants covered by the Plans, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)        The Registrant’s prospectus dated March 25, 2021 (File No. 333-253591) filed with the Commission on March 29, 2021 pursuant to Rule 424(b)(4) under the Securities Act;

(b)        The description of the Registrant’s ADSs and Ordinary Shares contained in its registration statement on Form 8-A (File No. 001-40238) filed with the Commission on March 17, 2021, including any amendment and report filed for the purpose of updating that description; and

(c)        The Registrant’s reports of foreign private issuer on Form 6-K (File No. 001-40238) furnished to the Commission on May 7, 2021, June 7, 2021 and August 31, 2021.

All documents filed or furnished by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not required

Item 5.	Interests of Named Experts and Counsel.

Not applicable

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime or civil fraud. Under the Registrant’s amended and restated memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of the Registrant shall be indemnified for losses, damages, costs and expenses incurred in their capacities as such only if they acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of criminal proceedings, only if they had no reasonable cause to believe that their conduct was unlawful.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-253591), provides for indemnification of the Registrant and its officers and directors.

The Registrant currently carries liability insurance for its directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed

Not applicable

Item 8.	Exhibits.

See Exhibit Index beginning on page 4 of this registration statement.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

HYWIN HOLDINGS LTD.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-253591), initially filed with the Commission on February 26, 2021)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-253591), initially filed with the Commission on February 26, 2021)

4.3	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas and holders of the American Depositary Receipts (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-253591), initially filed with the Commission on February 26, 2021)

4.4	Form of Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.5*	Form of Option Granting Agreement for Restated 2018 Share Incentive Plan and Restated 2019 Share Incentive Plan

4.6	2020 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-253591), initially filed with the Commission on February 26, 2021)

5.1*	Opinion of Campbells regarding the validity of Ordinary Shares being registered

23.1*	Consent of Marcum Bernstein & Pinchuk LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Campbells (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on October 8 , 2021.

Hywin Holdings Ltd.

By:	/s/WANG Dian
Name:	WANG Dian
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of WANG Dian and LOK Wai, or any of them, each acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign and execute this Registration Statement on Form S-8 (including any and all amendments (including post-effective amendments)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite, necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HAN Hongwei	Director, Chairman of the Board	October 8, 2021
Name: HAN Hongwei

/s/ WANG Dian	Director, Chief Executive Officer	October 8, 2021
Name: WANG Dian

/s/ LOK Wai	Chief Financial Officer	October 8, 2021
Name: LOK Wai

/s/ ZHU Shuming	Director	October 8, 2021
Name: ZHU Shuming

/s/ Joel A. GALLO	Independent Director	October 8, 2021
Name: Joel A. GALLO

/s/ CHEN Jie	Independent Director	October 8, 2021
Name: CHEN Jie

[Signature page to S-8]

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Hywin Holdings Ltd., has signed this Registration Statement or amendment thereto in New York, New York on October 8, 2021.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President